Exhibit 99.1

1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE

Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports Record Fourth Quarter and Record Full Year 2014 Results;
Board Approves a 16% Increase in Quarterly Dividend to $0.29 per share, the 5th Consecutive Double-Digit Annual Increase

ATLANTA, February 11, 2015 -- Equifax Inc. (NYSE: EFX) today announced financial results for the quarter and full year ended December 31, 2014. The company reported revenue from continuing operations of $624.6 million in the fourth quarter of 2014, an 8 percent increase from the fourth quarter of 2013 and a 10 percent increase in local currency. On a non-GAAP basis, adjusted revenue increased 12 percent in local currency, compared to the fourth quarter of 2013, excluding the impact of the collection of certain reserved 2012 billings in 2013.

Fourth quarter diluted EPS from continuing operations attributable to Equifax was $0.80, an increase of 29 percent from the fourth quarter of 2013. On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax was $1.02, up 12 percent from the fourth quarter of 2013. This financial measure for 2014 excludes the acquisition-related amortization expense, net of associated tax impacts. This financial measure excludes the following items in 2013: the impact of the collection of certain reserved 2012 billings, a restructuring charge to realign internal resources, an impairment of our investment in Boa Vista Servicos (“BVS”) and acquisition-related amortization expense, net of associated tax impacts as described more fully in the attached Q&A.

For the full year 2014, revenue was $2.4 billion, a 6 percent increase from 2013, both on a GAAP and adjusted basis. Diluted EPS from continuing operations attributable to Equifax was $2.97, a 10 percent increase from $2.69 for the full year 2013. On a non-GAAP basis, full year adjusted EPS from continuing operations attributable to Equifax was $3.89, up 8 percent from the prior year period. This financial measure for 2014 excludes the settlement of a legal dispute over certain software license agreements and acquisition-related amortization expense, net of associated tax impacts. This financial measure excludes the following items in 2013: the impact of the collection of certain reserved 2012 billings, a restructuring charge to realign internal resources, an impairment of our investment in Boa Vista Servicos (“BVS”) and acquisition-related amortization expense, net of associated tax impacts as described more fully in the attached Q&A.

“Equifax ended the year with one of the strongest quarterly performances in many years driven by continued success in executing against our strategic growth initiatives during a challenging business environment. On many fronts, 2014 was a record year for Equifax,” said Richard F. Smith, Equifax’s Chairman and Chief Executive Officer. “We enter 2015 with optimism as the mortgage market headwinds abate, our acquisitions contribute to organic growth, and our new product launches deliver greater traction with our customers.”

Quarterly Dividend Announcement
The Equifax Board of Directors has approved a 16% increase in the quarterly cash dividend, increasing it to $0.29 per share from the previous quarterly dividend of $0.25 per share. The cash dividend is payable on March 13, 2015, to shareholders of record as of the close of business on March 4, 2015.

Fourth Quarter 2014 Highlights

•	In addition to the financial highlights noted above, fourth quarter 2014 net income attributable to Equifax was $98.0 million, a 28 percent increase from the prior year.

•
Operating margin was 26.5 percent for the fourth quarter of 2014, compared to 26.6 percent in the fourth quarter of 2013. On a non-GAAP basis, adjusted operating margin, which excludes the collection of certain reserved billings and a resource realignment charge in 2013, was 26.5 percent for the fourth quarter of 2014, down 90 basis points from 2013.

•
1.4 million of our common shares have been repurchased for $115.0 million during the fourth quarter of 2014. At December 31, 2014, our remaining authorization for future share repurchases was $313.5 million.

•
Total debt at December 31, 2014 was $1.5 billion, up $84.1 million from December 31, 2013. On December 1, 2014, $275.0 million of our 4.45% Senior Notes matured and was paid off with borrowings under our commercial paper program.

U.S. Information Solutions (USIS)
Total revenue was $283.9 million in the fourth quarter of 2014 compared to $276.1 million in the fourth quarter of 2013, an increase of 3 percent. On a non-GAAP basis, adjusted USIS revenue, excluding the collection of certain reserved 2012 billings for 2013, increased 6 percent compared to the fourth quarter of 2013.

•	Online Information Solutions revenue was $197.7 million, up 7 percent from a year ago.

•	Mortgage Solutions revenue was $25.4 million, up 7 percent from a year ago.

•	Financial Marketing Services revenue was $60.8 million, down 10 percent when compared to a year ago.

Operating margin for USIS was 40.8 percent in the fourth quarter of 2014 compared to 40.6 percent in the fourth quarter of 2013. Adjusted USIS operating margin for 2013, excluding the impact of the collection of certain reserved 2012 billings, was 39.0 percent.

International
Total revenue was $158.8 million in the fourth quarter of 2014, a 15 percent increase from the fourth quarter of 2013 and a 25 percent increase on a local currency basis.

•	Latin America revenue was $48.5 million, down 3 percent from the fourth quarter of 2013 and up 13 percent on a local currency basis.

•	Europe revenue was $71.5 million, up 44 percent from the fourth quarter of 2013 and up 47 percent on a local currency basis.

•	Canada revenue was $38.8 million, up 3 percent from the fourth quarter of 2013 and up 12 percent on a local currency basis.

Operating margin for International was 22.6 percent in the fourth quarter of 2014 compared to 29.1 percent in the fourth quarter of 2013.

Workforce Solutions
Total revenue was $128.5 million in the fourth quarter of 2014, a 15 percent increase from the fourth quarter of 2013.

•	Verification Services revenue was $80.5 million, up 24 percent when compared to a year ago.

•	Employer Services revenue was $48.0 million, up 2 percent when compared to a year ago.

Operating margin for Workforce Solutions was 32.5 percent in the fourth quarter of 2014 compared to 28.9 percent in the fourth quarter of 2013.

North America Personal Solutions
Revenue was $53.4 million, a 2 percent increase from the fourth quarter of 2013. Operating margin was 33.7 percent compared to 30.7 percent in the fourth quarter of 2013.

First Quarter 2015 and Full Year 2015 Outlook

For the first quarter, we expect revenue between $632 and $642 million, which is up approximately 8% to 10% over Q1 2014.  Adjusted EPS, is expected to be between $1.00 and $1.03, up 12% to 16% year-over-year.  Foreign exchange is expected to negatively impact revenue growth by 2% to 3% and Adjusted EPS by $0.02.

For the full year, based on the current level of domestic and international business activity, we anticipate revenue between $2.55 billion and $2.60 billion, and Adjusted EPS between $4.20 and $4.30.  Given the recent strength of the US dollar, at current exchange rates, we expect foreign currency to negatively impact 2015 revenue growth between 2% to 3%, and Adjusted EPS by approximately $0.12.  On a constant currency basis, revenue is expected to grow 7% to 10% in 2015.  On a constant currency basis, Adjusted EPS is expected to grow 11% to 14%.

About Equifax

Equifax is a global leader in consumer, commercial and workforce information solutions that provide businesses of all sizes and consumers with insight and information they can trust. Equifax organizes and assimilates data on more than 600 million consumers and 81 million businesses worldwide.  The company’s significant investments in differentiated data, its expertise in advanced analytics to explore and develop new multi-source data solutions, and its leading-edge proprietary technology enable it to create and deliver unparalleled customized insights that enrich both the performance of businesses and the lives of consumers.

Headquartered in Atlanta, Equifax operates or has investments in 19 countries and is a member of Standard & Poor's (S&P) 500® Index.  Its common stock is traded on the New York Stock Exchange (NYSE) under the symbol EFX. In 2014, Equifax was nominated as a Bloomberg BusinessWeek Top 50 company; its CIO was listed as one of the top 100 by CIO magazine; the company was named to the Fintech 100 list, was recognized as a top 20 company to work for by the Atlanta Journal and Constitution, and was recognized as a 2015 InformationWeek Elite 100 Winner. For more information, please visit www.equifax.com.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, February 12, 2015, at 8:30 a.m. (EST) via a live audio webcast. To access the webcast, go to the Investor Relations section of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast. This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents revenue, operating income, operating margin, net income and diluted EPS from continuing operations attributable to Equifax which (to the extent noted above for different periods) may exclude the settlement of a legal dispute over certain software license agreements, recovery of certain reserved 2012 billings, a resource realignment charge, an impairment of our BVS investment, and acquisition-related amortization expense, net of tax. These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of revenue, operating income, operating margin, net income or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Relations/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

This release contains forward-looking statements or forward-looking information. These statements can be identified by expressions of belief, expectation or intention, as well as statements that are not historical fact. These statements are based on certain factors and assumptions including with respect to foreign exchange rates, expected growth, results of operations, performance, business prospects and opportunities and effective tax rates. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect.

Several factors could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including, but not limited to actions taken by us, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond our control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include adverse or uncertain economic conditions and changes in credit and financial markets; risks relating to illegal third party efforts to access data or other cybersecurity or physical security breaches; changes in, and the effects of, laws and regulations and government policies governing our business, including, without limitation, our examination and supervision by the Consumer Financial Protection Bureau (“CFPB”), a federal agency that holds primary responsibility for the regulation of consumer protection with respect to financial products and services in the U.S., supervision by the U.K. Financial Conduct Authority of our debt collections services and core credit reporting businesses in the U.K. (including the requirement that we apply for, by June 30, 2015 and March 31, 2016, respectively, and obtain certain licenses and authorizations to carry on these businesses); federal or state responses to identity theft concerns; potential adverse developments in new and pending legal proceedings or government investigations, including investigations or examinations undertaken by the CFPB, State Attorneys General or other governmental agencies; our ability to successfully develop and market new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; timing and amount of capital expenditures; changes in capital markets and corresponding effects on the company’s investments and benefit plan obligations; foreign currency exchange rates and earnings repatriation limitations; and the decisions of taxing authorities, all of which could affect our effective tax rates. A summary of additional risks and uncertainties can be found in our Annual Report on Form 10-K for the year ended December 31, 2013, including without limitation under the captions “Item 1. Business -- Information Security and Government Regulation” and “-- Forward-Looking Statements” and “Item 1A, Risk Factors,” and in our other filings with the U.S. Securities and Exchange Commission. Forward-looking statements are given only as at the date of this release and the company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended December 31,
	2014	2013
(In millions, except per share amounts)
Operating revenue	$624.6	$578.5
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	214.6	197.2
Selling, general and administrative expenses	195.0	181.4
Depreciation and amortization	49.8	45.8
Total operating expenses	459.4	424.4
Operating income	165.2	154.1
Interest expense	(16.7)	(17.4)
Other income (expense), net	3.0	(14.8)
Consolidated income before income taxes	151.5	121.9
Provision for income taxes	(52.7)	(43.0)
Consolidated net income	98.8	78.9
Less: Net income attributable to noncontrolling interests	(0.8)	(2.2)
Net income attributable to Equifax	$98.0	$76.7
Basic earnings per common share:
Net income attributable to Equifax	$0.82	$0.63
Weighted-average shares used in computing basic earnings per share	119.7	121.8
Diluted earnings per common share:
Net income attributable to Equifax	$0.80	$0.62
Weighted-average shares used in computing diluted earnings per share	122.0	124.2
Dividends per common share	$0.25	$0.22

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Twelve Months Ended December 31,
	2014	2013
(In millions, except per share amounts)
Operating revenue	$2,436.4	$2,303.9
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	844.7	787.3
Selling, general and administrative expenses	751.7	715.8
Depreciation and amortization	201.8	189.6
Total operating expenses	1,798.2	1,692.7
Operating income	638.2	611.2
Interest expense	(68.6)	(70.2)
Other income (expense), net	4.6	(10.6)
Consolidated income from continuing operations before income taxes	574.2	530.4
Provision for income taxes	(200.2)	(188.9)
Consolidated income from continuing operations	374.0	341.5
Discontinued operations, net of tax	—	18.4
Consolidated net income	374.0	359.9
Less: Net income attributable to noncontrolling interests	(6.6)	(8.1)
Net income attributable to Equifax	$367.4	$351.8
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$367.4	$333.4
Discontinued operations, net of tax	—	18.4
Net income	$367.4	$351.8
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$3.03	$2.75
Discontinued operations attributable to Equifax	—	0.15
Net income attributable to Equifax	$3.03	$2.90
Weighted-average shares used in computing basic earnings per share	121.2	121.2
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$2.97	$2.69
Discontinued operations attributable to Equifax	—	0.15
Net income attributable to Equifax	$2.97	$2.84
Weighted-average shares used in computing diluted earnings per share	123.5	123.7
Dividends per common share	$1.00	$0.88

EQUIFAX
CONDENSED CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2014	2013
(In millions, except par values)
ASSETS
Current assets:
Cash and cash equivalents	$128.3	$235.9
Trade accounts receivable, net of allowance for doubtful accounts of $7.2 and $6.8 at
December 31, 2014 and December 31, 2013, respectively	337.2	309.7
Prepaid expenses	35.7	34.5
Other current assets	103.9	68.3
Total current assets	605.1	648.4
Property and equipment:
Capitalized internal-use software and system costs	257.3	388.0
Data processing equipment and furniture	203.3	188.0
Land, buildings and improvements	194.8	185.2
Total property and equipment	655.4	761.2
Less accumulated depreciation and amortization	(354.8)	(472.3)
Total property and equipment, net	300.6	288.9
Goodwill	2,606.8	2,395.1
Indefinite-lived intangible assets	95.2	95.5
Purchased intangible assets, net	953.9	973.2
Other assets, net	112.6	138.8
Total assets	$4,674.2	$4,539.9
LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities of long-term debt	$380.4	$296.5
Accounts payable	20.3	19.9
Accrued expenses	85.5	95.4
Accrued salaries and bonuses	101.9	90.2
Deferred revenue	73.4	61.8
Other current liabilities	161.6	98.7
Total current liabilities	823.1	662.5
Long-term debt	1,145.7	1,145.5
Deferred income tax liabilities, net	241.5	263.7
Long-term pension and other postretirement benefit liabilities	173.0	72.4
Other long-term liabilities	56.3	54.8
Total liabilities	2,439.6	2,198.9
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	—	—
Common stock, $1.25 par value: Authorized shares - 300.0;
Issued shares - 189.3 at December 31, 2014 and December 31, 2013;
Outstanding shares - 119.4 and 121.9 at December 31, 2014 and December 31, 2013, respectively	236.6	236.6
Paid-in capital	1,201.7	1,174.6
Retained earnings	3,554.8	3,309.2
Accumulated other comprehensive loss	(435.4)	(312.6)
Treasury stock, at cost, 69.3 shares and 66.8 shares at December 31, 2014 and
December 31, 2013, respectively	(2,351.7)	(2,101.2)
Stock held by employee benefits trusts, at cost, 0.6 shares at December 31, 2014 and
December 31, 2013, respectively	(5.9)	(5.9)
Total Equifax shareholders' equity	2,200.1	2,300.7
Noncontrolling interests	34.5	40.3
Total equity	2,234.6	2,341.0
Total liabilities and equity	$4,674.2	$4,539.9

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Twelve Months Ended December 31,
	2014	2013
(In millions)
Operating activities:
Consolidated net income	$374.0	$359.9
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Gain on divestitures	—	(19.0)
Impairment of cost method investment	—	17.0
Depreciation and amortization	204.2	190.3
Stock-based compensation expense	38.1	32.2
Excess tax benefits from stock-based compensation plans	(17.7)	(14.6)
Deferred income taxes	(9.6)	(9.7)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(27.8)	(2.4)
Prepaid expenses and other current assets	(5.2)	(4.2)
Other assets	(0.6)	7.1
Current liabilities, excluding debt	54.3	2.1
Other long-term liabilities, excluding debt	6.5	10.3
Cash provided by operating activities	616.2	569.0
Investing activities:
Capital expenditures	(86.4)	(83.3)
Acquisitions, net of cash acquired	(341.0)	(91.4)
Cash received from divestitures	0.6	47.5
Investment in unconsolidated affiliates, net	(2.5)	(9.1)
Cash used in investing activities	(429.3)	(136.3)
Financing activities:
Net short-term (repayments) borrowings	379.9	(267.3)
Payments on long-term debt	(290.0)	(15.0)
Treasury stock purchases	(301.6)	(11.9)
Dividends paid to Equifax shareholders	(121.2)	(106.7)
Dividends paid to noncontrolling interests	(7.9)	(10.5)
Proceeds from exercise of stock options	39.7	47.8
Excess tax benefits from stock-based compensation plans	17.7	14.6
Contributions from noncontrolling interests	—	16.7
Other	—	(0.8)
Cash used in financing activities	(283.4)	(333.1)
Effect of foreign currency exchange rates on cash and cash equivalents	(11.1)	(10.5)
(Decrease) Increase in cash and cash equivalents	(107.6)	89.1
Cash and cash equivalents, beginning of period	235.9	146.8
Cash and cash equivalents, end of period	$128.3	$235.9

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.    Can you provide a further analysis of operating revenue and operating income by operating segment**?

Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended December 31,
					Local Currency
Operating revenue:	2014	2013	$ Change	% Change	% Change*
Online Information Solutions	$197.7	$184.7	$13.0	7%
Mortgage Solutions	25.4	23.8	1.6	7%
Financial Marketing Services	60.8	67.6	(6.8)	(10)%
Total U.S. Information Solutions	283.9	276.1	7.8	3%
Latin America	48.5	50.2	(1.7)	(3)%	13%
Europe	71.5	49.8	21.7	44%	47%
Canada	38.8	37.7	1.1	3%	12%
Total International	158.8	137.7	21.1	15%	25%
Verification Services	80.5	65.1	15.4	24%
Employer Services	48.0	47.1	0.9	2%
Total Workforce Solutions	128.5	112.2	16.3	15%
North America Personal Solutions	53.4	52.5	0.9	2%
Total operating revenue	$624.6	$578.5	$46.1	8%	10%

(in millions)	Twelve Months Ended December 31,
					Local Currency
Operating revenue:	2014	2013	$ Change	% Change	% Change*
Online Information Solutions	$801.3	$770.3	$31.0	4%
Mortgage Solutions	105.7	114.3	(8.6)	(8)%
Financial Marketing Services	197.8	199.9	(2.1)	(1)%
Total U.S. Information Solutions	1,104.8	1,084.5	20.3	2%
Latin America	192.2	194.3	(2.1)	(1)%	18%
Europe	279.8	188.0	91.8	49%	42%
Canada	154.2	155.6	(1.4)	(1)%	6%
Total International	626.2	537.9	88.3	16%	23%
Verification Services	292.6	279.3	13.3	5%
Employer Services	197.5	194.8	2.7	1%
Total Workforce Solutions	490.1	474.1	16.0	3%
North America Personal Solutions	215.3	207.4	7.9	4%
Total operating revenue	$2,436.4	$2,303.9	$132.5	6%	7%

(in millions)	Three Months Ended December 31,
		Operating Margin		Operating Margin
Operating income:	2014		2013		$ Change	% Change
U.S. Information Solutions	$115.8	40.8%	$112.1	40.6%	3.7	3%
International	35.8	22.6%	40.0	29.1%	(4.2)	(11)%
Workforce Solutions	41.7	32.5%	32.4	28.9%	9.3	29%
North America Personal Solutions	18.0	33.7%	16.2	30.7%	1.8	11%
General Corporate Expense	(46.1)	nm	(46.6)	nm	0.5	(1)%
Total operating income	$165.2	26.5%	$154.1	26.6%	11.1	7%

(in millions)	Twelve Months Ended December 31,
		Operating Margin		Operating Margin
Operating income:	2014		2013		$ Change	% Change
U.S. Information Solutions	$428.2	38.8%	$410.0	37.8%	$18.2	4%
International	140.4	22.4%	157.3	29.2%	(16.9)	(11)%
Workforce Solutions	160.7	32.8%	142.6	30.1%	18.1	13%
North America Personal Solutions	66.8	31.0%	58.6	28.2%	8.2	14%
General Corporate Expense	(157.9)	nm	(157.3)	nm	(0.6)	—%
Total operating income	$638.2	26.2%	$611.2	26.5%	$27.0	4%

nm - not meaningful

*Reflects percentage change in revenue conforming 2014 results using 2013 exchange rates.
**Effective July 1, 2014, the U.S. portion of our former North America Commercial Solutions segment has been integrated into the USIS segment, and Canada Commercial has been integrated into the International segment. Refer to Question 4 on page 14.

2.    Can you provide depreciation and amortization by segment*?

Depreciation and amortization are as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
(in millions)	2014	2013	2014	2013
U.S. Information Solutions	$21.1	$22.0	$86.7	$88.8
International	10.9	6.1	44.4	24.1
Workforce Solutions	10.2	11.1	42.6	51.7
North America Personal Solutions	2.1	2.1	8.0	7.5
General Corporate Expense	5.5	4.5	20.1	17.5
Total depreciation and amortization	$49.8	$45.8	$201.8	$189.6

*Effective July 1, 2014, the U.S. portion of our former North America Commercial Solutions segment has been integrated into the USIS segment, and Canada Commercial has been integrated into the International segment. Refer to Question 4 on page 14.

3.    What was the currency impact on the foreign operations*?

The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended December 31, 2014
	Operating Revenue		Operating Income
(in millions)	Amount	%	Amount	%
Latin America	$(8.5)	(16)%	$(3.0)	(19)%
Europe	(1.5)	(3)%	(0.6)	(5)%
Canada	(3.3)	(9)%	(1.7)	(9)%
Total	$(13.3)	(2)%	$(5.3)	(3)%

	Twelve Months Ended December 31, 2014
	Operating Revenue		Operating Income
(in millions)	Amount	%	Amount	%
Latin America	$(37.4)	(19)%	$(15.7)	(22)%
Europe	13.6	7%	1.1	3%
Canada	(11.1)	(7)%	(5.2)	(8)%
Total	$(34.9)	(1)%	$(19.8)	(3)%

*Effective July 1, 2014, the U.S. portion of our former North America Commercial Solutions segment has been integrated into the USIS segment, and Canada Commercial has been integrated into the International segment. Refer to Question 4 on page 14.

4.     How did your reportable segments change as a result of the organizational realignment in 2014?

Effective July 1, 2014, we implemented an organizational realignment which changed our internal structure resulting in four reportable segments: U.S. Information Solutions, International, Workforce Solutions and North America Personal Solutions. These reportable segments are described further below:

•	U.S. Information Solutions - consists of the former U.S. Consumer Information Solutions and U.S. portion of the former North America Commercial Solutions segment.

•	International - includes Latin America, Europe and Canada (now including Canada Commercial of the former North America Commercial Solutions segment).

•	Workforce Solutions - did not change.

•	North America Personal Solutions - did not change.

5.    How did your reportable segments change as a result of the organizational realignment in 2015?

In January 2015, we implemented an organizational realignment which changed our internal structure resulting in the following four reportable segments: U.S. Information Solutions, International, Workforce Solutions, and Personal Solutions. These reportable segments are described further below:

•	U.S. Information Solutions - changed in July 2014 as described above in Question 4, but is not affected by this change.

•	International - now excludes the personal solutions line of business in the United Kingdom.

•	Workforce Solutions - did not change.

•	Personal Solutions - now includes the legacy North America Personal Solutions segment and the personal solutions line of business in the United Kingdom.

Refer to Appendix A on page 22 for detailed information.

6.    Can you provide a multi-year outlook* for your reportable segments under the new organizational structure effective in January 2015 (described in Question 5 above)?

	Multi-year growth**	Operating margin trend**
Core organic revenue:
U.S. Information Solutions	5 - 7%	Low 40's
International(1)	7 - 10%	Mid to Upper 20's
Workforce Solutions	7 - 10%	Upper 30's
Personal Solutions(1)	4 - 6%	Upper 20's
General Corporate Expense	Mid-single digits	nm
Total company organic revenue growth(1)	6 - 8%
Mergers & Acquisitions contribution(1)	1 - 2%
Total company(1)***	7 - 10%

Multi-year outlook
EBITDA margin(1)(2)	35 - 38%
Operating margin(1)	27 - 30%
Adjusted EPS growth(1)	10 - 13%
Dividend yield(1)	1 - 2%
Total return to shareholders(3)	11 - 15%

nm - not meaningful
(1) In local currency.
(2) EBITDA margin is defined as operating margin plus depreciation and amortization.

(3) Adjusted EPS growth plus dividend yield.
*These statements are based on certain factors and assumptions including with respect to expected growth, results of operations, performance and business prospects and opportunities. While the company believes these factors and assumptions to be reasonable based on information currently available, they may prove to be incorrect. Refer to page 4 for further information on forward-looking statements.
**Assuming normal economic environment and market and industry trends.
***Strong execution on strategic initiatives and mergers and acquisitions will drive high single to low double digit revenue growth and mid teen returns to our shareholders.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.    Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS attributable to Equifax, adjusted for the settlement of a legal dispute over certain software license agreements, acquisition-related amortization expense, the collection of certain reserved 2012 billings, resource realignment charge, and impairment of BVS investment:

	Three Months Ended December 31,
(in millions except per share amounts)	2014	2013	$ Change	% Change
Net income from continuing operations attributable to Equifax	$98.0	$76.7	$21.3	28%
Collection of certain reserved 2012 billings, net of tax (2)	—	(4.5)	4.5	nm
Charge related to resource realignment, net of tax (3)	—	5.9	(5.9)	nm
Impairment of BVS investment, net of tax (4)	—	11.2	(11.2)	nm
Net income from continuing operations attributable to Equifax,
adjusted for items listed above	98.0	89.3	8.7	10%
Acquisition-related amortization expense, net of tax, and
cash income tax benefit of acquisition-related amortization
expense of certain acquired intangibles	26.6	24.0	2.6	11%
Net income from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$124.6	$113.3	$11.3	10%
Diluted EPS from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$1.02	$0.91	$0.11	12%
Weighted-average shares used in computing diluted EPS	122.0	124.2

	Twelve Months Ended December 31,
(in millions except per share amounts)	2014	2013	$ Change	% Change
Net income from continuing operations attributable to Equifax	$367.4	333.4	$34.0	10%
Settlement of a legal dispute over certain software license
agreements, net of tax (1)	5.0	—	5.0	nm
Collection of certain reserved 2012 billings, net of tax (2)	—	(4.5)	4.5	nm
Charge related to resource realignment, net of tax (3)	—	5.9	(5.9)	nm
Impairment of BVS investment, net of tax (4)	—	11.2	(11.2)	nm
Net income from continuing operations attributable to Equifax,
adjusted for items listed above	372.4	346.0	26.4	8%
Acquisition-related amortization expense, net of tax, and
cash income tax benefit of acquisition-related amortization
expense of certain acquired intangibles	107.7	99.9	7.8	8%
Net income from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$480.1	445.9	$34.2	8%
Diluted EPS from continuing operations attributable to Equifax, adjusted for items listed above and acquisition-related
amortization expense	$3.89	3.60	$0.29	8%
Weighted-average shares used in computing diluted EPS	123.5	123.7

nm - not meaningful

(1)
Settlement of a legal dispute over certain software license agreements of $7.9 million ($5.0 million, net of tax) recorded during the third quarter of 2014. See the Notes to this reconciliation for additional detail.

(2)
Collection of certain reserved 2012 billings includes $7.2 million of revenue ($4.5 million, net of tax) recorded during the fourth quarter of 2013 that relates to the collection of revenue attributable to certain reserved 2012 billings that did not originally meet the revenue recognition criteria.  See the Notes to this  reconciliation for additional detail.

(3)
Charge related to resource realignment includes $9.3 million ($5.9 million, net of tax) of primarily severance expense in the fourth quarter of 2013.  See the Notes to this reconciliation for additional detail.

(4)
Impairment of BVS investment includes a $17.0 million ($11.2 million, net of tax) impairment on our cost method investment in BVS in the fourth quarter of 2013. See the Notes to this reconciliation for additional detail.

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

B.    Reconciliation of revenue and operating income to adjusted revenue and operating income, excluding the settlement of a legal dispute over certain software license agreements, the collection of certain reserved  billings, and a resource realignment charge, and presentation of adjusted operating margin:

	Three Months Ended December 31,
(in millions)	2014	2013	$ Change	% Change	Local Currency % Change*
Revenue	$624.6	$578.5	$46.1	8%	10%
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm	nm
Adjusted revenue, excluding collection of certain reserved billings	$624.6	$571.3	$53.3	9%	12%
Operating income	$165.2	$154.1	$11.1	7%	11%
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm	nm
Charge related to resource realignment (3)	—	9.3	(9.3)	nm	nm
Adjusted operating income, excluding the items listed above	$165.2	$156.2	$9.0	6%	9%
Adjusted operating margin	26.5%	27.4%

	Twelve Months Ended December 31,
(in millions)	2014	2013	$ Change	% Change	Local Currency % Change*
Revenue	$2,436.4	$2,303.9	$132.5	6%	7%
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm	nm
Adjusted revenue, excluding collection of certain reserved billings	$2,436.4	$2,296.7	$139.7	6%	8%
Operating income	$638.2	$611.2	$27.0	4%	8%
Settlement of a legal dispute over certain software license
agreements (1)	7.9	—	7.9	nm	nm
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm	nm
Charge related to resource realignment (3)	—	9.3	(9.3)	nm	nm
Adjusted operating income, excluding the items listed above	$646.1	$613.3	$32.8	5%	9%
Adjusted operating margin	26.5%	26.7%

* Reflects percentage change in revenue and operating income conforming 2014 results using 2013 exchange rates.
nm - not meaningful

(1)
Settlement of a legal dispute over certain software license agreements of $7.9 million ($5.0 million, net of tax) recorded during the third quarter of 2014. See the Notes to this reconciliation for additional detail.

(2)
Collection of certain reserved 2012 billings includes $7.2 million of revenue ($4.5 million, net of tax) recorded during the fourth quarter of 2013 that relates to the collection of revenue attributable to certain reserved 2012 billings that did not originally meet the revenue recognition criteria.  See the Notes to this  reconciliation for additional detail.

(3)
Charge related to resource realignment includes $9.3 million ($5.9 million, net of tax) of primarily severance expense in the fourth quarter of 2013.  See the Notes to this reconciliation for additional detail.

C.    Reconciliation of USIS revenue and operating income to adjusted USIS revenue and operating income, excluding the settlement of a legal dispute over certain software license agreements and collection of certain reserved billings, and presentation of adjusted operating margin:

	Three Months Ended December 31,
(in millions)	2014	2013	$ Change	% Change
Revenue	$283.9	$276.1	$7.8	3%
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm
Adjusted revenue, excluding collection of certain reserved billings	$283.9	$268.9	$15.0	6%
Operating income	$115.8	$112.1	$3.7	3%
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm
Adjusted operating income, excluding reserved billings collection	$115.8	$104.9	$10.9	10%
Adjusted operating margin	40.8%	39.0%

	Twelve Months Ended December 31,
(in millions)	2014	2013	$ Change	% Change
Revenue	$1,104.8	$1,084.5	$20.3	2%
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm
Adjusted revenue, excluding collection of certain reserved billings	$1,104.8	$1,077.3	$27.5	3%
Operating income	$428.2	$410.0	$18.2	4%
Settlement of a legal dispute over certain software license
agreements (1)	7.9	—	7.9	nm
Collection of certain reserved 2012 billings (2)	—	(7.2)	7.2	nm
Adjusted operating income, excluding items listed above	$436.1	$402.8	$33.3	8%
Adjusted operating margin	39.5%	37.4%

nm - not meaningful

(1)
Settlement of a legal dispute over certain software license agreements of $7.9 million ($5.0 million, net of tax) recorded during the third quarter of 2014. See the Notes to this reconciliation for additional detail.

(2)
Collection of certain reserved 2012 billings includes $7.2 million of revenue ($4.5 million, net of tax) recorded during the fourth quarter of 2013 that relates to the collection of revenue attributable to certain reserved 2012 billings that did not originally meet the revenue recognition criteria.  See the Notes to this  reconciliation for additional detail.

D.    Reconciliation of general corporate expense to adjusted adjusted general corporate expense, excluding the charge related to resource realignment:

	Three Months Ended December 31,
(in millions)	2014	2013	$ Change	% Change
General corporate expense	$(46.1)	$(46.6)	$0.5	1%
Charge related to resource realignment (1)	—	9.3	(9.3)	nm
Adjusted general corporate expense, excluding the resource
realignment charge	$(46.1)	$(37.3)	$(8.8)	24%

	Twelve Months Ended December 31,
(in millions)	2014	2013	$ Change	% Change
General corporate expense	$(157.9)	$(157.3)	$(0.6)	—%
Charge related to resource realignment (1)	—	9.3	(9.3)	nm
Adjusted general corporate expense, excluding resource
realignment charge	$(157.9)	$(148.0)	$(9.9)	7%

nm - not meaningful

(1)
Charge related to resource realignment includes $9.3 million ($5.9 million, net of tax) of primarily severance expense in the fourth quarter of 2013.  See the Notes to this reconciliation for additional detail.

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Settlement of a legal dispute over certain software license agreements – During the third quarter of 2014, we recorded a settlement of a legal dispute over certain software license agreements of $7.9 million ($5.0 million, net of tax) in our USIS segment.  Management believes excluding this charge is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to operating income when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Collection of certain reserved 2012 billings – During the fourth quarter of 2013, we recorded revenue of $7.2 million ($4.5 million, net of tax) that relates to the collection of revenue attributable to certain reserved billings prior to 2013 that did not originally meet the revenue recognition criteria due to collectability issues.  Management believes excluding this revenue is useful as it allows investors to evaluate our performance for different periods on a more comparable basis. Management makes these adjustments to revenue when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital. This is consistent with how management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Charge related to resource realignment – During the fourth quarter of 2013, we recorded a restructuring charge primarily to realign internal resources with our strategic opportunities. This charge of $9.3 million, pretax, ($5.9 million, net of tax) is reflected in selling, general and administrative expenses in our Consolidated Statements of Income. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2014, as compared to the corresponding periods in 2013, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Impairment of BVS investment – During the fourth quarter of 2013, we recorded an impairment of our cost method investment in BVS of $17.0 million, pretax, ($11.2 million, net of tax) in other expense in our Consolidated Statements of Income due to indicators of impairment that arose during the quarter. Management believes excluding this charge from certain financial results provides meaningful supplemental information regarding our financial results for the three and twelve months ended December 31, 2014, as compared to the corresponding periods in 2012, since a charge of such an amount is not comparable among the periods. This is consistent with how our management reviews and assesses Equifax’s historical performance and is useful when planning, forecasting and analyzing future periods.

Diluted EPS and net income from continuing operations attributable to Equifax, adjusted for the settlement of a legal dispute over certain software license agreements, collection of certain reserved 2012 billings, resource realignment charge, BVS investment impairment, and acquisition-related amortization expense, net of tax - We calculate this financial measure by excluding the impact of acquisition-related amortization expense and including a benefit to reflect the material cash income tax savings resulting from the income tax deductibility of amortization for certain acquired intangibles.  These financial measures are not prepared in conformity with GAAP.  Management believes excluding the impact of amortization expense is useful because excluding acquisition-related amortization, and other items that are not comparable, allows investors to evaluate our performance for different periods on a more comparable basis. Certain acquired intangibles result in material cash income tax savings which are not reflected in earnings. Management believes that including a benefit to reflect the cash income tax savings is useful as it allows investors to better value Equifax. Management makes these adjustments to earnings when measuring operating profitability, evaluating performance trends, setting performance objectives and calculating our return on invested capital.

Adjusted revenue, adjusted operating income and operating margin, excluding the settlement of a legal dispute over certain software license agreements, the collection of certain reserved 2012 billings, and resource realignment charge- Management believes excluding the settlement of a legal dispute over certain software license agreements, collection of certain reserved billings, and resource realignment charge from the calculation of operating income and margin, on a non-GAAP basis, is useful because management excludes items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that impact comparability.

Appendix A: Presentation of 2014 and 2013 Operating Revenue, Operating Income, Depreciation and Amortization, and Currency Impact on the Foreign Operations by reportable segment under the new organizational structure discussed in Question 5 on page 14 (Unaudited)
(Dollars in millions)

5a.    Can you provide a presentation of operating revenue in more detail for your reportable segments under the new organizational structure by quarter in 2014 and 2013 and in total for each respective year, including period-over-period operating revenue growth?

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating revenue:	2014	2014	2014	2014	2014
Online Information Solutions	$192.6	$205.5	$205.5	$197.7	$801.3
Mortgage Solutions	24.4	27.6	28.3	25.4	105.7
Financial Marketing Services	44.2	48.0	44.8	60.8	197.8
Total U.S. Information Solutions	261.2	281.1	278.6	283.9	1,104.8
Latin America	46.6	48.0	49.1	48.5	192.2
Europe	57.6	63.3	60.7	62.4	244.0
Canada	36.6	38.7	38.3	35.5	149.1
Total International	140.8	150.0	148.1	146.4	585.3
Verification Services	63.9	72.3	75.9	80.5	292.6
Employer Services	55.8	47.1	46.6	48.0	197.5
Total Workforce Solutions	119.7	119.4	122.5	128.5	490.1
Personal Solutions	62.8	63.4	64.2	65.8	256.2
Total operating revenue	$584.5	$613.9	$613.4	$624.6	$2,436.4

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating revenue:	2013	2013	2013	2013	2013
Online Information Solutions	$188.9	$199.0	$197.7	$184.7	$770.3
Mortgage Solutions	29.6	32.5	28.4	23.8	114.3
Financial Marketing Services	43.7	44.5	44.1	67.6	199.9
Total U.S. Information Solutions	262.2	276.0	270.2	276.1	1,084.5
Latin America	46.5	48.6	49.0	50.2	194.3
Europe	38.6	40.9	39.5	42.4	161.4
Canada	38.0	39.6	38.7	37.4	153.7
Total International	123.1	129.1	127.2	130.0	509.4
Verification Services	68.8	76.7	68.7	65.1	279.3
Employer Services	54.9	46.5	46.3	47.1	194.8
Total Workforce Solutions	123.7	123.2	115.0	112.2	474.1
Personal Solutions	57.5	58.6	59.6	60.2	235.9
Total operating revenue	$566.5	$586.9	$572.0	$578.5	$2,303.9

	Three Months Ended,
	March 31, 2014 vs. 2013		June 30, 2014 vs. 2013		September 30, 2014 vs. 2013		December 31 , 2014 vs. 2013		Total 2014 vs. 2013
	USD	Local Currency	USD	Local Currency	USD	Local Currency	USD	Local Currency	USD	Local Currency
Operating revenue growth:	% Change	% Change *	% Change	% Change *	% Change	% Change *	% Change	% Change *	% Change	% Change *
Online Information Solutions	2%		3%		4%		7%		4%
Mortgage Reporting Solutions	(18)%		(15)%		—%		7%		(8)%
Financial Marketing Services	1%		8%		2%		(10)%		(1)%
Total U.S. Information Solutions	—%		2%		3%		3%		2%
Latin America	—%	23%	(1)%	19%	—%	18%	(3)%	13%	(1)%	18%
Europe	49%	40%	55%	42%	54%	43%	47%	50%	51%	44%
Canada	(4)%	5%	(2)%	4%	(1)%	4%	(5)%	3%	(3)%	4%
Total International	14%	23%	16%	22%	16%	21%	13%	23%	15%	22%
Verification Services	(7)%		(6)%		10%		24%		5%
Employer Services	2%		1%		1%		2%		1%
Total Workforce Solutions	(3)%		(3)%		7%		15%		3%
Personal Solutions	9%	8%	8%	7%	8%	6%	9%	10%	9%	8%
Total operating revenue growth	3%	5%	5%	6%	7%	8%	8%	10%	6%	7%

*Reflects percentage change in revenue conforming 2014 results using 2013 exchange rates.

5b.    Can you provide a presentation of operating income for your reportable segments under the new organizational structure by all quarters and in total for 2014 and 2013, including operating margin?

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating income:	2014	2014	2014	2014	2014
U.S. Information Solutions	$97.0	$111.1	$104.3	$115.8	$428.2
International	29.0	32.8	33.3	29.8	124.9
Workforce Solutions	38.7	40.5	39.8	41.7	160.7
Personal Solutions	17.9	19.6	20.8	24.0	82.3
General Corporate Expense	(30.7)	(36.6)	(44.5)	(46.1)	(157.9)
Total operating income	$151.9	$167.4	$153.7	$165.2	$638.2

	Three Months Ended,
	March 31,	June 30,	September 30,		December 31,	Total
Operating margin:	2014	2014	2014		2014	2014
U.S. Information Solutions	37.2%	39.5%	37.4%	[1]	40.8%	38.8%
International	20.6%	21.9%	22.5%		20.4%	21.3%
Workforce Solutions	32.3%	33.9%	32.5%		32.5%	32.8%
Personal Solutions	28.5%	30.9%	32.4%		36.5%	32.1%
General Corporate Expense	nm	nm	nm		nm	nm
Total operating margin	26.0%	27.3%	25.1%	[1]	26.5%	26.2%

1The decrease in USIS operating margin for Q3 2014 is due to a settlement related to a legal dispute over certain software license agreements. The adjusted operating margins for the year ended December 31, 2014 adjusted for the effect of this settlement were 39.5% and 26.5% for USIS and consolidated Equifax, respectively. Refer to Reconciliation of Non-GAAP Financial Measures B and C for the reconciliations of operating income and operating margin to adjusted operating income and operating margin.

	Three Months Ended,
(in millions)	March 31,	June 30,	September 30,	December 31,	Total
Operating income:	2013	2013	2013	2013	2013
U.S. Information Solutions	$94.5	$105.7	$97.7	$112.1	$410.0
International	35.6	37.3	38.5	37.6	149.0
Workforce Solutions	37.4	38.3	34.5	32.4	142.6
Personal Solutions	15.9	16.5	15.9	18.6	66.9
General Corporate Expense	(34.4)	(39.7)	(36.6)	(46.6)	(157.3)
Total operating income	$149.0	$158.1	$150.0	$154.1	$611.2

	Three Months Ended,
	March 31,	June 30,	September 30,	December 31,	Total
Operating margin:	2013	2013	2013	2013	2013
U.S. Information Solutions	36.1%	38.3%	36.2%	40.6%	37.8%
International	28.9%	28.9%	30.3%	28.9%	29.3%
Workforce Solutions	30.3%	31.1%	29.9%	28.9%	30.1%
Personal Solutions	27.7%	28.2%	26.7%	30.9%	28.4%
General Corporate Expense	nm	nm	nm	nm	nm
Total operating margin	26.3%	26.9%	26.2%	26.6%	26.5%

nm - not meaningful

5c.    Can you provide depreciation and amortization by segment under the new organizational structure for all quarters and in total for 2014 and 2013?

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
(in millions)	2014	2014	2014	2014	2014
U.S. Information Solutions	$22.1	$22.0	$21.5	$21.1	$86.7
International	11.0	11.0	11.4	10.8	44.2
Workforce Solutions	11.0	10.8	10.6	10.2	42.6
Personal Solutions	1.9	1.9	2.2	2.2	8.2
General Corporate Expense	4.5	4.9	5.2	5.5	20.1
Total depreciation and amortization	$50.5	$50.6	$50.9	$49.8	$201.8

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Total
(in millions)	2013	2013	2013	2013	2013
U.S. Information Solutions	$19.1	$18.9	$28.8	$22.0	$88.8
International	6.3	6.3	5.4	6.1	24.1
Workforce Solutions	16.6	12.9	11.1	11.1	51.7
Personal Solutions	1.6	1.7	2.1	2.1	7.5
General Corporate Expense	4.3	4.3	4.4	4.5	17.5
Total depreciation and amortization	$47.9	$44.1	$51.8	$45.8	$189.6

5d.    Can you provide the currency impact on the foreign operations under the new organizational structure for all quarters and in total for 2014 and 2013?

The U.S. Dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2014				Three Months Ended June 30, 2014				Three Months Ended September 30, 2014				Three Months Ended December 31, 2014				Twelve Months Ended December 31, 2014
(in millions)	Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Latin America	$(10.5)	(23)%	$(4.5)	(26)%	$(9.9)	(20)%	$(4.1)	(24)%	$(8.5)	(18)%	$(3.9)	(21)%	$(8.5)	(16)%	$(3.2)	(19)%	$(37.4)	(19)%	$(15.7)	(22)%
Europe	3.5	9%	0.2	2%	5.4	13%	0.5	6%	4.1	11%	0.1	1%	(1.3)	(3)%	(0.6)	(6)%	11.7	7%	0.2	1%
Canada	(3.4)	(9)%	(1.6)	(9)%	(2.5)	(6)%	(1.2)	(7)%	(1.8)	(5)%	(0.9)	(5)%	(3.0)	(8)%	(1.3)	(8)%	(10.7)	(7)%	(5.0)	(7)%
Personal Solutions	0.6	1%	0.1	1%	0.8	1%	0.4	2%	0.6	2%	0.4	2%	(0.5)	(1)%	(0.2)	(1)%	1.5	1%	0.7	1%
Total	$(9.8)	(2)%	$(5.8)	(3)%	$(6.2)	(1)%	$(4.4)	(3)%	$(5.6)	(1)%	$(4.3)	(3)%	$(13.3)	(2)%	$(5.3)	(3)%	$(34.9)	(1)%	$(19.8)	(3)%

	Three Months Ended March 31, 2013				Three Months Ended June 30, 2013				Three Months Ended September 30, 2013				Three Months Ended December 31, 2013				Twelve Months Ended December 31, 2013
(in millions)	Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income		Operating Revenue		Operating Income
	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%	Amount	%
Latin America	$(1.8)	(4)%	$(1.3)	(6)%	$(2.5)	(6)%	$(1.5)	(8)%	$(5.1)	(11)%	$(2.5)	(15)%	$(6.2)	(13)%	$(2.9)	(15)%	$(15.6)	(8)%	$(8.2)	(11)%
Europe	(0.2)	(1)%	(0.2)	(2)%	(0.6)	(2)%	(0.2)	(2)%	0.2	1%	—	—%	0.8	2%	0.1	2%	0.2	—%	(0.3)	(1)%
Canada	(0.3)	(1)%	(0.1)	(1)%	(0.6)	(1)%	(0.3)	(2)%	(1.7)	(4)%	(0.7)	(5)%	(2.1)	(5)%	(0.9)	(6)%	(4.7)	(3)%	(2.0)	(3)%
Personal Solutions	(0.1)	—%	—	—%	(0.2)	—%	(0.1)	—%	(0.1)	—%	—	—%	—	—%	—	—%	(0.4)	—%	(0.1)	—%
Total	$(2.4)	—%	$(1.6)	(1)%	$(3.9)	(1)%	$(2.1)	(2)%	$(6.7)	(1)%	$(3.2)	(2)%	$(7.5)	(1)%	$(3.7)	(4)%	$(20.5)	(1)%	$(10.6)	(2)%